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                                                                      EXHIBIT 24


                        [RYDER SCOTT COMPANY LETTERHEAD]

                         CONSENT OF RYDER SCOTT COMPANY

     We consent to the use on Form 10-K of Sterling Drilling Fund 1984-1 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                                       Very Truly Yours,

                                                       /s/  RYDER SCOTT COMPANY
                                                            PETROLEUM ENGINEERS

                                                       RYDER SCOTT COMPANY
                                                       PETROLEUM ENGINEERS

Denver, Colorado
March 10, 1997